EXHIBIT 32.2
Certification
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of RESOLUTE FOREST PRODUCTS INC. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s quarterly report on Form 10‑Q for the quarter ended September 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2016	/s/ Jo-Ann Longworth
Name: Jo-Ann Longworth
Title: Senior Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Resolute Forest Products Inc. and will be retained by Resolute Forest Products Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being filed as part of the Report or as a separate disclosure document.